UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.              )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary proxy statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Hancock Park Corporate Income, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee paid previously with preliminary materials.
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Form of Email to Unvoted Registered Shares
(to be personalized with shareholder info)
Subject: Time Sensitive – Hancock Park Corporate Income, Inc. Proxy Voting Instructions
Dear___________,
According to our latest records, we have not received your voting instructions for the Annual Meeting of Stockholders of Hancock Park Corporate Income, Inc. to be held on Wednesday, November 9, 2022. Copies of the proxy materials can be found online under the “SEC Filings” tab at https://hancockparkincome.com/governance/. Your vote is extremely important, no matter how many shares you hold. Please vote your shares today so Hancock Park Corporate Income, Inc. may avoid additional solicitation expenses and potential delays.
For the reasons set forth in the proxy statement, dated September 8, 2022, the Board of Directors, including the Independent Directors, unanimously recommends that you vote “FOR” the: (i) election of Ms. Healy to serve as a Class III director; and (ii) ratification of the selection by the Audit Committee of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2022.
Please vote your shares online at www.proxyvote.com or by telephone by calling (800) 454-8683 as soon as possible. To vote, you will need the control number listed on your proxy card.
If you do not have a copy of your proxy card, you may vote your shares by calling our proxy solicitor, DF King, toll-free at (866) 406-2284. One of their representatives can take your vote over the phone.
Thank you for your ongoing support of, and continued interest in, Hancock Park Corporate Income, Inc.

Form of Follow Up Email to Unvoted Registered Shares
(to be personalized with shareholder info)
Subject: Time Sensitive – Hancock Park Corporate Income, Inc. Proxy Voting Instructions
Dear___________,
We were just following up on our email below as our records show that you have not yet voted your Hancock Park Corporate Income, Inc. shares.
Please vote your shares online at www.proxyvote.com or by telephone by calling (800) 454-8683 as soon as possible. To vote, you will need the control number listed on your proxy card.
If you do not have a copy of your proxy card, you may vote your shares by calling our proxy solicitor, DF King, toll-free at (866) 406-2284. One of their representatives can take your vote over the phone.
Thank you for your ongoing support of, and continued interest in, Hancock Park Corporate Income, Inc.